UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

THQ INC.
(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2012, THQ Inc. (the “Company”) and Brian J. Farrell, the Company's President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Farrell's Second Amended and Restated Employment Agreement, dated December 31, 2008 (the “Employment Agreement”). The Amendment (i) reduces Mr. Farrell's base salary by 50%, from $718,500 to $359,250, for a one-year period beginning February 13, 2012, and (ii) changes the compensation that Mr. Farrell would receive if he were terminated without “Cause” or resigned for “Good Reason” (both, as terms are defined in the Employment Agreement) by reducing the lump sum payment component that is tied to bonus compensation from three (3) times the annual rate of the highest bonus amounts Mr. Farrell received during any prior fiscal year to one (1) times such bonus amount. The Amendment also amends certain other provisions in the Employment Agreement to clarify that severance payments upon a change-of-control are not affected by the reduced base salary that Mr. Farrell will receive.

The above summary of the material terms of the Amendment are not complete statements of the parties' rights and obligations with respect to the Amendment and are qualified in their entirety by reference to the Amendment.

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

On January 25, 2012, the Company announced an updated business strategy as the Company exits traditional kids' licensed video games and focuses on its core video game franchises and digital initiatives for the future. On January 26, 2012, Company's management initiated a plan of restructuring in connection with the updated business strategy in order to appropriately adjust the Company's operating expenses to better align with the expected revenues under the updated strategy. The restructuring plan involves a realignment of the organizational structure resulting in reductions of up to 240 selling, general and administrative personnel worldwide. The majority of the restructuring plan is expected to be implemented by March 31, 2012, with the remainder completed by September 30, 2012.

The Company currently expects that implementation of the restructuring plan will result in special charges of up to $11.0 million, which will be recorded primarily during the fourth quarter of fiscal 2012. These charges will primarily be severance costs for affected employees, which are estimated at approximately $8.0 million, potential charges related to other fixed assets that may be abandoned, which are estimated to be up to $2.5 million, and contract terminations, which are estimated at approximately $0.5 million. Of the total charges, $8.5 million are expected to be cash expenditures. Of the cash expenditures, approximately $4.5 million are expected to be paid in the quarter ending March 31, 2012; approximately $2.5 million are expected to be paid in the quarter ending June 30, 2012; with the remainder to be paid thereafter.

The amounts stated above are preliminary and subject to change as we finalize our assessment of the charges and costs associated with the above items. These charges and cash expenditures do not take into consideration any potential cost savings associated with the plan of restructuring.

The foregoing discussion of the Company's plan of restructuring contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements about the Company's estimates and expectations regarding future restructuring charges and other costs are forward-looking. The Company uses words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risks and reflect management's current estimates and expectations, and involve subjects that are inherently uncertain and difficult to predict. Actual results could differ materially from the expectations set forth in these forward-looking statements. The Company will not necessarily update these forward-looking statements if they later turn out to be inaccurate. Risks and uncertainties that may affect the Company's future results include, but are not limited to, those discussed above, under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and Quarterly Reports on Form 10-Q since such date, and in other documents the Company has filed with the Securities and Exchange Commission.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    In connection with the plan of restructuring discussed above in Item 2.05, the Company and Mr. Farrell, the Company's President and Chief Executive Officer, entered into the Amendment. The description of the Amendment set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Section 8 - Other Events
Item 8.01 Other Events
On January 31, 2012, the Company's Board of Directors elected to reduce, by 50%, the cash compensation that non-employee directors (which include all directors other than Mr. Farrell) will receive for a one-year period effective February 1, 2012. Accordingly, director cash fees for such period will be as follows:

•	Annual retainer of $12,000 for each director;

•	Annual retainer of $10,000 for the lead director and chairman of the Audit Committee;

•	Annual retainer of $5,000 for each other Board committee chair;

•	Per meeting fee of $750 for attendance at each Board meeting; and

•	Per meeting fee of $500 for attendance at each committee meeting.

Section 9 — Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description
	10.1	Amendment No. 1, dated as of January 31, 2012, to the Second Amended and Restated Employment Agreement dated as of December 31, 2008, by and between the Company and Brian J. Farrell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: February 1, 2012		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs, and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 1, dated as of January 31, 2012, to the Second Amended and Restated Employment Agreement dated as of December 31, 2008, by and between the Company and Brian J. Farrell.